UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2026
_________________________
AMPRIUS TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in Its Charter)
_________________________

Delaware	001-41314	98-1591811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Page Avenue, Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (800) 425-8803
N/A
(Former Name or Former Address, if Changed Since Last Report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AMPX	The New York Stock Exchange
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50	AMPX.W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On September 23, 2026, Amprius Technologies, Inc. (the “Company”) entered into an Other Transaction Agreement (the “Agreement”) with the United States of America (the “U.S. Government”) for a project (“Project acCELLerate”) awarded to the Company under the authority of 10 U.S.C. § 4022.
Pursuant to the Agreement, the Company and the U.S. Government agreed to exert reasonable efforts to develop and execute Project acCELLerate, which is designed to establish secure, scalable, domestic high-energy density battery production capabilities compliant with Section 842 of the National Defense Authorization Act. The objective of Project acCELLerate is to establish a high-volume, commercially viable, domestic manufacturing capability for advanced silicon-anode high-energy density lithium-ion pouch cells and associated battery systems tailored for small Unmanned Aerial Systems (Groups 1, 2, and 3).
The award provided under the Agreement is fixed-price and provides for payments to be made on a milestone basis, in each case following the Company’s formal submission, and the U.S. Government’s acceptance, of specified deliverables. The total value of the award granted under the Agreement is up to $75 million, which represents the entire U.S. Government share; the Company is not required to provide any cost share. The work program under the Agreement is structured into a base period from September 23, 2026 through September 22, 2028. The U.S. Government has obligated approximately $22 million to incrementally fund the base period utilizing Fiscal Year 2025 Research, Development, Test, and Evaluation (RDT&E) funding. Funds will be disbursed against payable milestones completed, in accordance with the terms, and subject to the conditions under the Agreement.
The Agreement contains customary provisions relating to intellectual property and data rights, including, among other things, U.S. Government license rights in technical data developed under the Agreement; restrictions on foreign participation, non-U.S. research program involvement, and foreign acquisitions and mergers; information security and cybersecurity compliance obligations; restrictions on public release of data developed under the Agreement; and equipment title and permanent affixation requirements.
Either party may terminate the Agreement for convenience upon at least 30 calendar days’ prior written notice, subject to good faith negotiation of a settlement.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Portions of Exhibit 10.1 have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because the Company has determined that the omitted information is both (i) not material and (ii) the type that the Company treats as private or confidential.

Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the anticipated value, funding, scope and timing of the Agreement and the Company’s expectations regarding its performance thereunder. These statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including that a majority of the total award amount remains unfunded and is subject to future appropriations; that payments of the award depend on the achievement and acceptance by the U.S. Government of specified milestones, which the Company may not achieve on the expected timeline or at all; that the Company relies on third parties and partners for the performance of certain obligations under the Agreement, and that such third parties may fail to perform, fail to meet milestone requirements on the expected timeline, or experience delays or other difficulties that adversely affect the Company’s ability to perform under the Agreement; and the other risks described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date of this report, and the Company undertakes no obligation to update them except as required by law.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1*	Agreement between the United States of America and Amprius Technologies Inc., dated September 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain portions of this exhibit (indicated by asterisks) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPRIUS TECHNOLOGIES, INC.

Date: September 28, 2026	By:	/s/ Ricardo C. Rodriguez
Name: Ricardo C. Rodriguez
Title: Chief Financial Officer